Information is as of December 31, 2016, except as otherwise noted. It should not be assumed that investments made in the future will be profitable or will equal the performance of investments in this document. Supplemental Financial Information Package – Q4 2016 February 28, 2017 Exhibit 99.2

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (“ARI” or the “Company”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Operating Earnings and Operating Earnings per share. Please refer to slide 3 for a definition of “Operating Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on slides 17 and 18. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI.

ARI Q4 2016 Earnings Call February 28, 2017 Stuart Rothstein Chief Executive Officer and President Scott Weiner Chief Investment Officer of the Manager Jai Agarwal Chief Financial Officer, Treasurer and Secretary Hilary Ginsberg Investor Relations Manager

Financial Summary

APOLLO
COMMERCIAL REAL ESTATE FINANCE

($ amounts in thousands, except per share data)	Three Months Ended			Twelve Months Ended		
Income Statement	**December 31, 2016**	**December 31, 2015**	**% Change**	**December 31, 2016**	**December 31, 2015**	**% Change**
Interest income	$ 69,719	$ 55,516	25.6%	$ 264,376	$ 192,164	37.6%
Interest expense	$ (16,139)	$ (12,275)	31.5%	$ (63,759)	$ (48,861)	30.5%
Net interest income	$ 53,580	$ 43,241	23.9%	$ 200,617	$ 143,303	40.0%
Net income available to common stockholders	$ 49,716	$ 21,378	132.6%	$ 127,581	$ 91,372	39.6%
Net income available to common stockholders per diluted share	$ 0.60	$ 0.32	87.5%	$ 1.74	$ 1.54	13.0%
Operating earnings (1)	$ 40,962	$ 32,352	26.6%	$ 136,966	$ 112,697	21.5%
Operating earnings excluding merger-related expenses (2)	$ 40,962	$ 32,352	26.6%	$ 148,316	$ 112,697	31.6%
Operating earnings per diluted share (1)	$ 0.49	$ 0.48	2.1%	$ 1.87	$ 1.90	-1.6%
Operating earnings per diluted share excluding merger-related expenses (2)	$ 0.49	$ 0.48	2.1%	$ 2.02	$ 1.90	6.3%
Diluted weighted average shares of common stock outstanding	83,548,823	67,754,673	23.3%	73,305,101	59,273,280	23.7%

Balance sheet	**December 31, 2016**	**December 31, 2015**	**% Change**
Investments at amortized cost (3)	$ 3,122,712	$ 2,464,897	26.7%
Net equity in investments at cost	$ 2,038,603	$ 1,569,250	29.9%
Common stockholders' equity	$ 1,473,477	$ 1,089,174	35.3%
Preferred stockholders' equity	$ 458,750	$ 286,250	60.3%
Outstanding repurchase agreement borrowings	$ 1,139,803	$ 918,421	24.1%
Convertible senior notes	$ 249,994	$ 248,173	0.7%
Debt to common equity (4)	1.0x	1.1x	
Fixed charge coverage (5)	2.7x	2.7x	

(1) *Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding); (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, other than realized gains/(losses) related to interest income; (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders' equity in accordance with GAAP; and (vi) provision for loan losses. Please see slides 17 and 18 for a reconciliation of GAAP net income and GAAP net income per share to Operating Earnings and Operating Earnings per share. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by the Manager and approved by a majority of the Company's independent directors.*

(2) *Excludes expenses from the acquisition of Apollo Residential Mortgage, Inc. ("AMTG"). Please see slides 17 and 18 for a reconciliation of GAAP net income and GAAP net income per share to Operating Earnings and Operating Earnings per share.*

(3) *Includes Commercial Mortgage-Backed Securities ("CMBS"), held-to-maturity, which are net of a participation sold during June 2014. ARI presents the participation sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP.*

(4) *Debt to common equity is net of participations sold.*

(5) *Fixed charge coverage is EBITDA divided by interest expense plus the preferred stock dividends.*

3

Q4 Financial Highlights Financial Results & Earnings Per Share Net income available to common stockholders of $49.7 million, or $0.60 per diluted share of common stock, for the three months ended December 31, 2016 Operating Earnings(1) of $41.0 million, or $0.49 per diluted share of common stock, for the three months ended December 31, 2016; Net interest income of $53.6 million Total expenses of $10.5 million, comprised of management fees of $7.0 million, G&A of $1.8 million and equity-based compensation of $1.7 million Dividends Declared a dividend of $0.46 per share of common stock for the three months ended December 31, 2016 10.2% annualized dividend yield based on $17.97 closing price on February 24, 2017 Declared a dividend on the Company’s 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock of $0.5391 per share for stockholders of record on December 30, 2016 Declared a dividend on the Company’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock of $0.50 per share for stockholders of record on December 30, 2016 Declared a dividend on the Company’s 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock of $0.50 per share for stockholders of record on December 30, 2016 Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding),; (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, other than realized gains/(losses) related to interest income; (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP; and (vi) provision for loan losses. Please see slides 17 and 18 for a reconciliation of GAAP net income and GAAP net income per share to Operating Earnings and Operating Earnings per Share. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by the Manager and approved by a majority of the Company's independent directors.

Q4 – New Investments and Funding

APOLLO
COMMERCIAL REAL ESTATE FINANCE

Summary of New Investments

	Three Months Ended 12/31/2016	Twelve Months Ended 12/31/2016
Number of Loans Closed	6	15
Commitments to New Loans *($000s)*	$547,495	$1,216,394
Funding of New Loans *($000s)*	$512,664	$1,041,286
Fixed Rate %/Floating Rate % (1)	15%/85%	7%/93%
First Mortgage %/Subordinate Loan % (1)	60%/40%	76%/24%
Weighted Average Loan-to-Value	58%	62%
Weighted Average Levered IRR (2)	14%	15%
Funding of Previously Closed Loans *($000s)*	$28,091	$141,904

(1) Based upon committed amount of loan.

(2) Internal rate of return ("IRR") is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The underwritten IRR for the investments shown in the above table reflect the returns underwritten by the Manager, taking into account leverage and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans, the underwritten IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See "Item 1A-Risk Factors-The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table or elsewhere in this presentation over time.

5

Commercial Real Estate Debt Portfolio Overview

APOLLO
COMMERCIAL REAL ESTATE FINANCE

Asset Type ($000s)	Amortized Cost	Borrowings	Equity at Cost[1]	Remaining Weighted Average Life (years)[2]	Current Weighted Average Underwritten IRR[3]	Fully-Levered Weighted Average Underwritten IRR[3][4]
First Mortgage Loans	$ 1,641,856	$ 835,464	$ 806,392	2.3	12.8%	15.4%
Subordinate Loans[5]	1,112,609	-	1,112,609	2.9	13.2	13.2
CMBS	368,247	311,102	119,602	2.5	8.4	8.4
Investments at December 31, 2016	**$ 3,122,712**	**$ 1,146,566**	**$ 2,038,603**	**2.5 Years**	**12.8%**	**13.8%**

(1) CMBS includes $62,457 of restricted cash related to the Company's master repurchase agreements with UBS AG (the "UBS Facility") and Deutsche Bank (the "DB CMBS Facility").
(2) Remaining Weighted Average Life assumes all extension options are exercised.
(3) Internal rate of return ("IRR") is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The underwritten IRR for the investments shown in the above table reflect the returns underwritten by the Manager, taking into account leverage and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans, the underwritten IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See "Item 1A - Risk Factors-The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated" in the Company's Annual Report for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table or elsewhere in the Company's Annual Report over time.
(4) Represents an underwritten levered weighted average IRR. The Company's ability to achieve the underwritten levered weighted average IRR additionally depends upon the availability of the Company's master repurchase agreement with JPMorgan Chase Bank, N.A. (the JPMorgan Facility") or any replacement facility with similar terms with regard to its portfolio of first mortgage loans. Without such availability, the levered weighted average underwritten IRR will be lower than the amount shown above.
(5) Subordinate loans also include CMBS, held-to-maturity, which are net of a participation sold during June 2014. At December 31, 2016, the Company presented the participation sold with a carrying amount of $84,979.

6

Commercial Real Estate Debt Portfolio Overview Net Invested Equity at Amortized Cost Basis(1) Geographic Diversification by Net Equity Property Type by Net Equity Subordinate loans include CMBS, held-to-maturity and are net of participations sold of $85.0 million. ARI presents the participations sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. Other includes ski resorts, a data center and indoor water-park resorts. Gross Assets at Amortized Cost Basis(1)

Commercial Real Estate Loan Portfolio – Maturity and Type ($ in Millions) Fully Extended Loan Maturities and Future Fundings (1)(2)(3)(4) Based upon face amount of loans; does not include CMBS, but does include CMBS, held-to-maturity. Maturities reflect the fully funded amounts of the loans. Subordinate loans include CMBS, held-to-maturity and are net of participations sold of $85.0 million. ARI presents the participations sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. Future funding dates are based upon the Manager’s estimates based upon the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all ,which could affect the Company’s operating results. Loan Position and Rate Type(1)(3) 87% Floating Rate/13% Fixed Rate

Loan Portfolio – Loan Level LTV (Through Last Invested Dollar) Senior Loans LTV is based upon the fully committed loan amount of $133,000. This includes four first mortgage loans with outstanding balances of $85,770, $23,000, $7,500 and $5,910, respectively, secured by cross collateralized retail parcels. LTV is based upon fully committed loan amount of $128,910. This whole loan includes a first mortgage with an outstanding balance of $108,857 and a mezzanine loan with an outstanding balance of $7,573. LTV is based upon the fully committed loan amount of $105,000. This whole loan includes a first mortgage loan with an outstanding balance of $49,706 and a mezzanine loan with an outstanding balance of $5,000.

Loan Portfolio – Loan Level LTV (Through Last Invested Dollar) Subordinate Loans Based upon £100.0 million face amount converted to USD based upon the conversion rate on December 31, 2016. LTV is based upon the fully committed loan amount of $105,000; both loans are secured by the same property. The $30,000 loan is structured as a corporate loan and has additional collateral Other includes a loan secured by a portfolio of indoor waterpark resorts. This is CMBS, held-to-maturity and is net of a participation sold. ARI presents the participation sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. LTV is based upon the fully committed loan amount of $75,000. LTV is based upon the fully committed loan amount of $77,000. Mezzanine loan and preferred equity are secured by the same portfolio of properties. Other includes a loan on a ski resort.

CMBS Portfolio[1]

CUSIP	Description
14986DAJ9	CD 2006-CD3 AJ
17311QBN9	CGCMT 2007-C6 AJ
17313KAK7	CGCMT 2008-C7 AJ
50180CAG5	LBUBS 2006-C7 AJ
60688CAJ5	MLCFC 2007-9 AJ
05947US25	BACM 2005-3 AJ
61756UAJ0	MSC 2007-1Q16 AJ
46629YAH2	JPMCC 2007-CB18AJ
17311QAE0	CGCMT 2007-C6 AJFX
61755YAK0	MSC 2007-IQ15 AJ

CUSIP	Description
59025KAG7	MLMT 2007-C1 AM
22546BAH3	CSMC 2007-C5 AM
36159XAH3	GECMC 2007-C1 AM
46627QBC1	JMPCC 2006-CB15 AM
46631BAJ4	JPMCC 2007-LD11 AM

	Face	Amortized Cost	Remaining Weighted Average Life with Extensions (years)	Estimated Fair Value	Debt	Net Equity at Cost[2]
CMBS – Total	**$ 375,861**	**$ 368,247**	**2.5 Years**	**$ 331,076**	**$ 311,102**	**$ 119,602**

(1) Does not include CMBS, held-to-maturity.
(2) Includes $62.5 million of restricted cash related to the UBS Facility and the DB CMBS Facility.

11

Portfolio Metrics – Quarterly Migration Summary

APOLLO
COMMERCIAL REAL ESTATE FINANCE

Portfolio Metrics ($ in thousands)	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
(Investment balances represent amortized cost)					
First Mortgage Loans	$ 1,641,856	$ 1,426,990	$ 1,278,034	$ 1,173,185	$ 994,301
Subordinate Loans [(1)]	1,112,609	918,480	960,498	965,900	966,343
CMBS	368,247	395,160	490,601	498,630	504,253
Total Investments	$ 3,122,712	$ 2,740,630	$ 2,729,133	$ 2,637,715	$ 2,464,897
(Investment balances represent net equity, at cost)					
First Mortgage Loans	$ 806,392	$ 736,108	$ 499,029	$ 492,636	$ 502,431
Subordinate Loans [(1)]	1,112,609	918,480	921,648	965,900	966,343
CMBS [(2)]	119,602	127,329	149,799	143,644	100,476
Net Equity in Investments at Cost	$ 2,038,603	$ 1,781,917	$ 1,570,476	$ 1,602,180	$ 1,569,250
Fully- Levered Weighted Average Underwritten IRR [(3)(4)]	13.8%	13.3%	13.2%	14.5%	13.8%
Weighted Average Duration	2.5 Years	2.7 Years	2.7 Years	2.9 Years	3.1 Years
Loan Portfolio Weighted Average Ending LTV [(5)]	63.0%	64.0%	64.0%	64.0%	65.0%
Borrowings Under Repurchase Agreements	$ 1,139,803	$ 1,013,162	$ 1,217,935	$ 1,083,665	$ 925,774
Convertible Senior Notes	$ 249,994	$ 249,528	$ 249,069	$ 248,617	$ 248,173
Debt-to-Common Equity [(6)]	1.0x	1.0x	1.5x	1.3x	1.1x

(1) Subordinate loans include CMBS, held-to-maturity and are net of participations sold of $84,979. ARI presents the participations sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP.

(2) Includes restricted cash related to the Company's UBS and DB facilities.

(3) Internal rate of return ("IRR") is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The underwritten IRR for the investments shown in the above table reflect the returns underwritten by the Manager, taking into account leverage and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans, the underwritten IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See "Item Risk Factors-The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated" for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table or elsewhere in the Company's Annual Report over time.

(4) Represents an underwritten levered weighted average IRR. The Company's ability to achieve the underwritten levered weighted average IRR additionally depends upon the availability under the JPMorgan Facility or any replacement facility with similar terms with regard to its portfolio of first mortgage loans. Without such availability, the levered weighted average underwritten IRR will be lower than the amount shown above.

(5) Does not include CMBS.

(6) Net of participations sold.

12

Financing Overview and Interest Rate Sensitivity

APOLLO COMMERCIAL REAL ESTATE FINANCE

Facility ($000s)	Maximum Facility Size	Borrowings Outstanding	Maturity[1]	Weighted Average Rate[2]
JP Morgan Facility[3]	$ 943,000	$ 657,452	Jan-2019	L+2.25%
Deutsche Bank Loan Facility	300,000	137,355	Sept-2019	L+2.66%
Goldman Sachs Facility	N/A	40,657	April-2019	L+3.50%
Subtotal		**$ 835,464**		**L+2.38%**
UBS Facility	N/A	133,899	Sept-2018	2.79%
Deutsche Bank CMBS Facility	N/A	177,203	April-2018	3.63%
Subtotal		**$ 311,102**		**3.27%**
Less deferred financing costs		(6,763)		
Total Borrowings at December 31, 2016		**$ 1,139,803**		**3.18%**

Variable Rate Investments & Liabilities ($000s)



$2,469,061
Variable Rate Assets
$(896,911)
Variable Rate Liabilities
$1,572,150
Net Equity in Variable Rate Assets

ARI anticipates a 0.5% increase in LIBOR results in approximately a $0.09 per diluted share of common stock increase in Operating Earnings annually[4]

(1) *Assumes extension options are exercised.*
(2) *Assumes one-month LIBOR at December 31, 2016 was 0.77%.*
(3) *The debt balance as of December 31, 2016, includes $143 million of borrowings for the first mortgage loans secured by an assemblage of properties in the Design District of Miami that does not count toward the maximum capacity under the JPMorgan Facility.*
(4) *Based upon the Company's portfolio as of September 30, 2016, any such hypothetical impact on interest rates on the Company's variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment. Further, in the event of a change in interest rates of that magnitude, the Company may take actions to further mitigate the Company's exposure to such a change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in the Company's financial structure.*

13

Financials

Consolidated Balance Sheets

Consolidated Statements of Operations

Reconciliation of GAAP Net Income to Operating Earnings In order to evaluate the effective yield of the portfolio, the Company uses Operating Earnings to reflect the net investment income of the Company’s portfolio as adjusted to include the net interest expense related to the Company’s derivative instruments. Operating Earnings allows the Company to isolate the net interest expense associated with the Company’s swaps in order to monitor and project the Company’s full cost of borrowings. The Company also believes that investors use Operating Earnings or a comparable supplemental performance measure to evaluate and compare the performance of the Company and its peers and, as such, the Company believes that the disclosure of Operating Earnings is useful to its investors. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by the Company's manager and approved by a majority of the Company's independent directors.   A significant limitation associated with Operating Earnings as a measure of the Company’s financial performance over any period is that it excludes net realized and unrealized gains (losses) from investments. In addition, the Company’s presentation of Operating Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Operating Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP.   Beginning with the quarter ended September 30, 2016, the Company slightly modified its definition of Operating Earnings to include realized gains/(losses) on currency swaps related to interest income on investments denominated in a currency other than U.S. dollars. The Company believes that including the effects of realized gains/(losses) on currency swaps related to interest income more accurately reflects the Company's investment income for a particular period and will allow investors to more easily compare its operating results over various periods. The effects of such unrealized gains/(losses) in prior periods were not material to the Company's financial results. The Company intends to apply this modified definition for Operating Earnings for all future periods.

Reconciliation of GAAP Net Income to Operating Earnings

Financial Metrics – Quarterly Migration Summary

APOLLO COMMERCIAL REAL ESTATE FINANCE

($ in thousands, except per share data)	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
Net Interest Income	$ 53,579	$ 53,315	$ 46,918	$ 46,805	$ 43,241
Management Fee	7,015	5,903	5,242	5,229	5,294
General and Administrative Costs	1,872	1,599	1,659	1,444	1,693
AMTG Transaction Expenses	-	4,925	1,325	5,075	-
Non-Cash Stock Based Compensation	1,655	1,828	1,938	1,668	1,286
Net Income Available to Common Stockholders	$ 49,715	$ 60,583	$ 4,478	$ 12,801	$ 21,378
GAAP Diluted EPS	$ 0.60	$ 0.83	$ 0.06	$ 0.18	$ 0.32
Operating Earnings (1)	$ 40,962	$ 32,744	$ 33,435	$ 29,819	$ 32,352
Operating Earnings per diluted share (1)	$ 0.49	$ 0.45	$ 0.49	$ 0.44	$ 0.48
Operating Earnings excluding merger-related expenses (2)	$ 40,962	$ 37,699	$ 34,760	$ 34,894	$ 32,352
Operating Earnings per diluted share excluding merger-related expenses (2)	$ 0.49	$ 0.52	$ 0.51	$ 0.51	$ 0.48
Distributions Declared to Common Stockholders	$ 0.46	$ 0.46	$ 0.46	$ 0.46	$ 0.46
GAAP Book Value per Share of Common Stock	$ 16.12	$ 15.94	$ 15.51	$ 15.89	$ 16.21
Total Stockholders' Equity	$ 1,932,227	$ 1,747,035	$ 1,331,523	$ 1,357,050	$ 1,375,424
Diluted weighted average shares of common stock outstanding	83,548,823	72,861,611	68,374,557	68,327,718	67,754,673
Return on common equity based on Operating Earnings (3)	12.4%	13.0%	12.6%	11.1%	11.8%

(1) *Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses other than realized gains/(losses) related to interest income, (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders' equity in accordance with GAAP; and (vi) provision for loan losses. Please see slides 17 and 18 for a reconciliation of GAAP net income and GAAP net income per share to Operating Earnings and Operating Earnings per Share. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by the Manager and approved by a majority of the Company's independent directors.*

(2) *Excludes expenses from the acquisition of AMTG. Please see slides 17 and 18 for a reconciliation of GAAP net income and GAAP net income per share to Operating Earnings and Operating Earnings per share.*

(3) *Return on common equity is calculated as annualized Operating Earnings for the period as a percentage of average stockholders' equity for the period.*

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